UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2007
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations.
Item 1.01 Entry into a Material Definitive Agreement.
     On April 16, 2007, R. G. Barry Corporation (the “Company”) and The Huntington National Bank (“Huntington”) entered into a First Modification of Revolving Credit Agreement (the “First Modification”). The First Modification adds a new section to the Revolving Credit Agreement (the “Agreement”) entered into by the Company and Huntington on March 29, 2007. The section added by the First Modification provides that Huntington will issue on behalf of the Company letters of credit with a maximum aggregate face value of up to $1.5 million. The aggregate dollar amount of outstanding letters of credit will be counted against the amount Huntington is obligated to advance under the Agreement. No other changes or modifications were made to the Agreement.
     The foregoing description of the First Modification does not purport to be complete and is qualified in its entirety by reference to the First Modification, a copy of which is attached hereto as Exhibit 10.1.
Section 9 — Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of business acquired.
          Not applicable.
     (b) Pro forma financial information.
          Not applicable.
     (c) Shell company transactions.
          Not applicable.
     (d) Exhibits.

Exhibit No.	Description

10.1	First Modification of Revolving Credit Agreement between R. G. Barry Corporation and The Huntington National Bank, dated April 16, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

April 17, 2007	By:	/s/ Daniel D. Viren

Daniel D. Viren Senior Vice President — Finance, Chief Financial Officer and Secretary

3